EXHIBIT 23.4

                   CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                          INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated January 19, 1999 relating to the consolidated statements of income, of stockholders' equity, and of cash flows of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
March 28, 2001